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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                  July 20, 1999



                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



          Delaware                                             72-1449411
(State or other jurisdiction      (Commission File           (IRS Employer
       of incorporation)              Number)               Identification No.)




             5551 Corporate Boulevard, Baton Route, Louisiana 70808
              (Address of principal executive offices and zip code)



                                 (225) 926-1000
              (Registrant's telephone number, including area code)



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Item 5.  Other Events.

         Lamar Advertising Company was reorganized into a new holding company structure on July 20, 1999, which event was reported on a Current Report on Form 8-K filed on July 22, 1999. As a result of the holding company reorganization, the Registrant is a successor issuer to Old Lamar Advertising, and pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, the Class A common stock of the Registrant, par value $0.001 per share, is deemed to be registered under
Section 12(g) of the Securities Exchange Act of 1934 instead of the Class A common stock of Old Lamar Advertising. As used herein, "Old Lamar Advertising" refers to the company which was formerly known as "Lamar Advertising Company" prior to the holding company reorganization and which changed its name to "Lamar Media Corp." in connection with the holding company reorganization.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 20, 1999                LAMAR ADVERTISING COMPANY


                                      By:  /s/ KEVIN P. REILLY, JR.
                                          -------------------------------------
                                          Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer




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